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                                                                     Exhibit 4.6


                         NONSTATUTORY STOCK OPTION PLAN

1. PURPOSE OF PLAN. This Stock Option Plan (the "Plan"), is intended to encourage ownership of shares of Greenway Corporation (the "Corporation") by employees of the Corporation and its subsidiaries, to provide additional incentive for them to promote the success of the business and to remain employed by the Corporation.

2. SHARES SUBJECT TO PLAN. There will be reserved for use upon the exercise of options to be granted from time to time under the Plan ("Options"), an aggregate of 40,000 Common Shares, of the par value of $1 per share (the "Common Shares"), of the Corporation, which shares may be in whole or in part, as the Board of Directors of the Corporation (the "Board of Directors"), shall from time to time determine, authorized but unissued Common Shares or issued Common Shares which shall have been reacquired by the Corporation. For purposes of the Plan, the "Plan Year" shall be the 12-month period ending on each December 31. (The first Plan Year ended on December 31, 1996.) Options shall not be granted in any Plan Year for in excess of an aggregate of 8,000 Common Shares; provided, however, that, if an Option shall expire or terminate for any reason without having been exercised in full, the unpurchased shares covered thereby shall (unless the Plan shall have been terminated) be added to the shares otherwise available for Options which may be granted in accordance with the terms of Section 5(b), below.

3. ADMINISTRATION OF PLAN. The Plan shall be administered by the Corporation's Chief Executive Officer (the "Administrator"). Subject to the provisions of the Plan, the Administrator shall have plenary authority in his discretion to interpret the Plan and to prescribe, amend, and rescind rules and regulations relating to it.

4. EMPLOYEES TO WHOM OPTIONS SHALL BE GRANTED. Options under the Plan shall be granted only to persons who are bona fide residents of the States of Georgia, Colorado, Minnesota and Oklahoma (and residents of those states which may, from time to time, be verified by the Corporation's legal counsel as exempting this Plan, the Options and the underlying shares from such state's securities registration requirements) and who meet all other eligibility requirements herein. For the first Plan Year (ending December 31, 1996) only, an Option shall be granted, subject to the foregoing restrictions, to each employee of the Corporation who shall have been employed by the Corporation continuously since October 1, 1996. For all subsequent Plan Years, an Option shall be granted, subject to the foregoing restrictions, in each Plan Year:

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(a) To each full time employee of the Corporation or one or more of its subsidiaries who shall have been employed by the Corporation continuously for at least six months; and

(b) In the Administrator's discretion, to an individual who has been employed by the Corporation as an independent contractor for at least six months and who, before the beginning of the Plan Year, has become a bona fide employee of the Corporation or one or more of its subsidiaries; and

(c) To any employee (other than the Administrator) on the basis of exceptional service to the Corporation.

5. NUMBER OF SHARES COVERED BY OPTIONS GRANTED TO INDIVIDUAL EMPLOYEES.

(a)      AUTOMATIC OPTION GRANTS

(i) FIRST PLAN YEAR. The number of shares of the Common Stock covered by the Option that shall be granted in the first Plan Year to employees who shall have been employed by the Corporation continuously since October 1, 1996, shall be equal to the following number, rounded to the nearest full share: 6,000 multiplied times that employee's basic compensation and earned commissions (excluding commission draws) in 1996 and divided by the Corporation's total expenditures for payroll and commissions in 1996.

(ii) SECOND THROUGH FIFTH PLAN YEARS. The number of shares of the Common Stock covered by the Option that shall be granted in each Plan Year after the first Plan Year to an employee who, in the Administrator's discretion, meets the criteria set forth in paragraph 4(a) or 4(b) shall be equal to the following number, rounded to the nearest full share: 6,000 multiplied times that employee's basic compensation and earned commissions (excluding commission draws) in the year and divided by the Corporation's total expenditures for payroll and commissions in that year.

(b) DISCRETIONARY OPTION GRANTS. The number of shares of the Common Stock covered by the Option that shall be granted in any Plan Year to an employee who, in the Administrator's discretion, meets the criteria set forth in paragraph 4(c), shall be determined by the Administrator, but in no event shall the total number of shares covered by discretionary Option grants exceed 2,000 in any Plan Year (except as may be necessary to issue expired or terminated Options as permitted under Section 2).

6. OPTION PRICES. The purchase price of the Common Shares which shall be covered by each Option shall be $10 per share.

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7. TERMS OF OPTIONS. Each option must be exercised within ten years from the date of the grant thereof. The option term may be subject to termination prior to the expiration of the period mentioned above, as provided hereinafter. The holder of an Option shall not have any of the rights of a shareholder with respect to the shares covered by his Option, except to the extent that one or more certificates for such shares shall be delivered to him upon the due exercise of the Option.

8. EXERCISE OF OPTIONS. An Option may be exercised prior to its expiration at any time after six (6) months from the date of grant, as to any part of or all the shares which shall be covered thereby. Except as provided in paragraphs 11 and 12 hereof, an Option may not be exercised at any time unless the holder thereof shall have been in the continuous employ of the Corporation and/or of one or more of its subsidiaries, from the date of the granting of the Option to the date of its exercise.

9. RESTRICTIONS ON STOCK UNDERLYING OPTIONS. The stock underlying the Options is "restricted securities" as defined in Securities Exchange Commission Rule 144 (17 C.F.R. Section 203.144). Resales of such securities can only be made in compliance with the Securities Act of 1933 (the "Act") and all applicable state securities laws or an exemption from the requirements of the Act and all applicable state securities laws. The Corporation makes no representations or warranties concerning the transferability of such stock. All shares issued upon the exercise of an Option shall bear notice of the restrictions on resale.

10. NONTRANSFERABILITY. An Option shall not be transferable or assignable otherwise than by will or the laws of descent and distribution, and an Option may be exercised, during the lifetime of the employee, only by such employee.

11. TERMINATION OF EMPLOYMENT. In the event that the employment of an employee to whom an Option shall have been granted shall be terminated (otherwise than by reason of death), such Option may be exercised (to the extent that the employee shall have been entitled to do so at the termination of his employment) at any time within three months after such termination, but not more than ten years after the date on which such Option shall have been granted. So long as the holder of an Option shall continue to be an employee of the Corporation or one or more of its subsidiaries, his Option shall not be affected by any change in his duties or position. Nothing in the Plan or in any option agreement shall confer upon any employee any right to continue in the employ of the Corporation or of any of its subsidiaries, or interfere in any way with the right of the Corporation or any such subsidiary to terminate his employment at any time.

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12. DEATH OF EMPLOYEE. If an employee to whom an Option shall have been granted shall die while employed by the Corporation or one or more of its subsidiaries or within three months after the termination of his employment, such Option may be exercised (to the extent that the employee shall have been entitled to do so at the date of his death) by a legatee or legatees of the employee under his last will, or by his personal representatives or distributees, at any time within three years after his death (but not more than ten years after the date on which such Option shall have been granted).

13. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION. In the event of changes in the outstanding Common Shares of the Corporation by reason of share dividends, split-ups, recapitalizations, mergers, consolidations, combination or exchange of shares, separations, reorganizations, or liquidations, the number and class of shares available under the Plan in the aggregate and in any Plan Year and the maximum number of shares as to which Options may be granted to any employee shall be correspondingly adjusted by the Administrator.

14. EFFECTIVENESS OF PLAN. The Plan shall be effective as of the first day of January, 1997.

15. TIME OF GRANTING OPTIONS. Nothing contained in the Plan or in any resolution adopted or to be adopted by the Board of Directors or the stockholders of the Corporation nor any action taken by the Administrator shall constitute the granting of any Option. The granting of an Option shall take place only when a written option agreement substantially in the form of the option agreement which is attached hereto and marked Exhibit A shall have been duly executed and delivered by or on behalf of the Corporation and by the employee to whom such Option shall be granted.

16. TERMINATION AND AMENDMENT OF PLAN. The Plan shall terminate on December 31, 2000, and an Option shall not be granted under the Plan after that date. The Plan (including the form of option agreement which is attached hereto and marked Exhibit A) may at any time or from time to time be terminated, modified, or amended by the Board of Directors in such respects as it shall deem advisable in order that the Options shall continue to be an "employee benefit plan" as defined in Securities Exchange Commission Rule 701 (17 C.F.R. Section 230.701) or to conform to any change in the law, or in any other respect which shall not change any vested right an employee may have to the grant or exercise of an Option hereunder, without the consent of such employee.


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